Exhibit 3.1.1

EXEMPTED Company Registered and filed as No. 417209 On 07-Jan-2025

Assistant Registrar

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES MEMORANDUM OF ASSOCIATION

OF

STAR 52 DEFENSE ACQUISITION CORP.

Auth Code: F05133141141

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EXEMPTED Company Registered and filed as No. 417209 On 07-Jan-2025

Assistant Registrar

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES MEMORANDUM OF ASSOCIATION

OF

STAR 52 DEFENSE ACQUISITION CORP.

1.	The name of the Company is Star 52 Defense Acquisition Corp..

2.	The registered office of the Company will be situated at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, Grand Cayman, Cayman Islands, KY1-1106 or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object that is not prohibited by the laws of the Cayman Islands.

4.	The liability of each Member is limited to the amount, if any, unpaid on such Member’s shares.

5.	The share capital of the Company is US$22,100.00 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each.

6.	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

Auth Code: F05133141141

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EXEMPTED Company Registered and filed as No. 417209 On 07-Jan-2025

Assistant Registrar

The undersigned, whose name, address and description are set out below, wishes the Company to be incorporated as a company in the Cayman Islands in accordance with this Memorandum of Association, and agrees to take the number of shares in the capital of the Company as set out opposite the undersigned’s name.

Name, Address and Description of Subscriber	Number of Shares Taken by Subscriber

AGS Nominees 1 Limited	One (1)
71 Fort Street
PO Box 500
George Town
Grand Cayman KY1-1106
Cayman Islands

Subscriber
David Hogan

Date: 07 Jan 2025

Signature of Witness

Chanel Cranston
71 Fort Street
PO Box 500
George Town
Grand Cayman KY1-1106
Cayman Islands
Occupation: Senior Corporate Administrator

Date: 07 Jan 2025

Auth Code: F05133141141

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